SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2009

Dayton Superior Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11781	31-0676346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7777 Washington Village Drive, Dayton, Ohio	45459
(Address of Principal Executive Offices)	(Zip Code)

(937) 428-6360
Registrant's telephone number, including area code

Not applicable
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 16, 2009, Dayton Superior Corporation (the “Company”) entered into Amendment No. 5 (the “Term Loan Amendment”) to the Term Loan Credit Agreement, dated as of March 3, 2008 (the “Term Loan Credit Agreement”) by and among the Company, General Electric Capital Corporation, as administrative agent and collateral agent, and the other lenders party thereto from time to time. Pursuant to the Term Loan Amendment, General Electric Capital Corporation has resigned as administrative agent and has been replaced by Silver Point Finance LLC as the new administrative agent.

In addition, on April 18, 2009, the Company entered into Amendment No. 4 (the “Revolving Credit Amendment”) to the Revolving Credit Agreement, dated as of March 3, 2008 (the “Revolving Credit Agreement”) between the Company and General Electric Capital Corporation, as administrative agent and collateral agent.  The parties entered into the Revolving Credit Amendment to correct a technical error made in a prior amendment with respect to the applicable margins referred to therein for Additional Special Overadvances. The correction is effective as of March 23, 2009.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the text of the Term Loan Amendment and Revolving Credit Amendment, which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 1.03     Bankruptcy or Receivership.

On April 19, 2009, the Company filed a voluntary petition for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Company will continue to manage its properties and operate its businesses as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 19, 2009, the Company issued a press release with respect to the foregoing events.  A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.03.

In connection with the filings for relief under the Bankruptcy Code, the Company filed a motion seeking Bankruptcy Court approval of a Senior Secured Priming and Superpriority Debtor-in-Possession Revolving Credit Agreement (the “DIP Credit Agreement”) with General Electric Capital Corporation as letter of credit issuer, swingline lender and lender and as collateral agent and administrative agent.  The DIP Credit Agreement provides for initial aggregate borrowings of up to $165 million and includes a dollar-for-dollar roll-up of outstanding obligations under the Company’s existing Revolving Credit Agreement, dated as of March 3, 2008 (as amended and modified to date, the “Prior Credit Agreement”) between the Company and General Electric Capital Corporation as letter of credit issuer, swingline lender and lender and as collateral agent and administrative agent.

The use of proceeds under the DIP Credit Agreement are limited to refinancing the Prior Credit Agreement, working capital and other general corporate purposes consistent with a budget that the Company presented to the administrative agent, including payment of costs and expenses related to the administration of the bankruptcy proceedings and payment of other expenses as approved by the Bankruptcy Court.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Term Loan Amendment and the Revolving Credit Amendment set forth under Item 1.01 above are incorporated herein by reference.

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 19, 2009, the Company filed a voluntary petition for reorganization relief under chapter 11 of the Bankruptcy Code in Bankruptcy Court, as described in Item 1.03 above.  The filing of the bankruptcy petition constituted an event of default under the Prior Credit Agreement.  As a result of such event of default, all obligations under the Prior Credit Agreement became automatically and immediately due and payable.  The total amount of such obligations was approximately $110 million as of April 15, 2009.  The Company believes that the obligations of the Company under the Prior Credit Agreement will be refinanced by the DIP Credit Agreement.

In addition, the filing of the bankruptcy petition constituted an event of default under the Term Loan Credit Agreement. As a result of such event of default, the outstanding principal amount thereof, and accrued interest thereon, became immediately due and payable.  As of April 15, 2009, the aggregate principal amount and accrued interest of such obligations was $103 million.

The filing of the bankruptcy petition also constituted an event of default under an indenture for the Company’s 13.0% senior subordinated notes due 2009, dated June 16, 2000 between the Company, the guarantors named therein and the United States Trust Company of New York, as trustee (the “Indenture”). As a result of such event of default, the outstanding principal amount thereof, premium, if any, and accrued interest thereon, became immediately due and payable.  As of April 16, 2009, the aggregate principal amount and accrued interest of the outstanding 13.0% senior subordinated notes due 2009 was approximately $161 million.

In addition, the filing of the bankruptcy petition constituted an event of default under an indenture for the Company’s 10.0% convertible subordinated debentures due 2029, dated October 5, 1999 between the Company and Firstar Bank, N.A., as trustee (the “Junior Convertible Indenture”). The filing of the bankruptcy petition constituted an event of default under the terms of the Junior Convertible Indenture, and as a result of such event of default, the outstanding principal amount thereof, and accrued interest thereon, will become due and payable, upon delivery of a notice by the trustee or holders of not less than 25% of the aggregate principal amount of the outstanding debentures.  As of April 16, 2009, the aggregate principal amount and accrued interest of the outstanding 10.0% convertible subordinated debentures due 2029 was approximately $1 million.

The Company believes that any efforts to enforce payment obligations under the Prior Credit Agreement, the Term Loan Credit Agreement, the Indenture and the Junior Convertible Indenture are stayed as a result of the filing of the bankruptcy petition.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.  The following are furnished as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

10.1	Amendment No. 5 to the Term Loan Credit Agreement, dated as of April 16, 2009.
10.2	Amendment No. 4 to the Revolving Credit Agreement, dated as of April 18, 2009.
99.1	Press Release dated April 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 20, 2009

DAYTON SUPERIOR CORPORATION

		By:	/s/ Edward J. Puisis
			Name:	Edward J. Puisis
			Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 5 to the Term Loan Credit Agreement, dated as of April 16, 2009.
10.2	Amendment No. 4 to the Revolving Credit Agreement, dated as of April 18, 2009.
99.1	Press Release dated April 19, 2009.